                                                                   Exhibit 23(b)

                        Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated January 22, 1998, with respect to the financial statements of First Financial Corporation included in the Registration Statement of Associated Banc-Corp for the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP


Milwaukee, Wisconsin
November 4, 1998